Exhibit 99.1

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following unaudited pro forma condensed consolidated financial information has been prepared to reflect the February 2, 2010 sale of our Commercial Distribution Europe unit, known as Quinton Hazell. The details of the disposition are described in Item 2.01 of this Current Report on Form 8-K. Quinton Hazell will be deconsolidated from the Company and will be accounted for and reported as discontinued operations in our Form 10-K for the fiscal year ended December 31, 2009. The Quinton Hazell sale was not considered discontinued during the three and nine month periods ended September 30, 2009 (“third quarter”).

Affinia Group Intermediate Holdings Inc.

Unaudited Condensed Consolidated Balance Sheets

September 30, 2009

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (c)	Adjustments		Pro forma balance sheet
Assets
Current assets:
Cash and cash equivalents	$67	$12	$21	(a)	$76
Restricted cash	15	—			15
Trade accounts receivable, net	378	43			335
Inventories, net	498	68			430
Other current assets	111	4	3	(b)	110

Total current assets	1,069	127	24		966
Property, plant, and equipment, net	214	19			195
Goodwill	54	—			54
Other intangible assets, net	156	1			155
Deferred financing costs	25	—			25
Deferred income taxes	63	1	24	(c)	86
Investments and other assets	28	—			28

Total assets	$1,609	$148	$48		$1,509

Liabilities and equity
Current liabilities:
Accounts payable	$252	$35			$217
Short-term debt	27	—			27
Other accrued expenses	158	7			151
Accrued payroll and employee benefits	35	3			32

Total current liabilities	472	45			427
Long-term debt	618	—			618
Deferred employee benefits and other noncurrent liabilities	35	3			32

Total liabilities	1,125	48			1,077
Total shareholder’s equity of the Company	440	100	48	(c)	388
Noncontrolling interest	44	—			44

Total equity	484	100	48		432

Total liabilities and equity	$1,609	$148	$48		$1,509

The accompanying notes are an integral part of the pro forma unaudited condensed consolidated financial statements.

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2009

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (d)	Proforma statement of operations
Net sales	$1,518	$176	$1,342
Cost of sales	(1,232)	(156)	(1,076)

Gross profit	286	20	266
Selling, general and administrative expenses	(219)	(35)	(184)
Loss on disposition of affiliate	—	—	—

Operating profit	67	(15)	82
Gain on extinguishment of debt	8	—	8
Other income, net	3	(1)	4
Interest expense	(52)	—	(52)

Income (loss) before income tax provision and equity income	26	(16)	42
Income tax provision	11	2	9
Equity in income, net of tax	—	—	—

Net income (loss)	15	(18)	33
Less: Net income attributable to noncontrolling interest, net of tax	(5)	—	(5)

Net income (loss) attributable to the Company	$10	$(18)	$28

The accompanying notes are integral part of the pro forma unaudited condensed consolidated financial statements.

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the nine months ended September 30, 2008

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (d)	Proforma statement of operations
Net sales	$1,713	$211	$1,502
Cost of sales	(1,400)	(185)	(1,215)

Gross profit	313	26	287
Selling, general and administrative expenses	(260)	(42)	(218)
Loss on disposition of affiliate	(1)	—	(1)

Operating profit	52	(16)	68
Other income, net	1	—	1
Interest expense	(41)	—	(41)

Income (loss) before income tax provision and equity income	12	(16)	28
Income tax provision	17	2	15
Equity in income, net of tax	—	—	—

Net income (loss)	(5)	(18)	13
Less: Net income attributable to noncontrolling interest, net of tax	—	—	—

Net income (loss) attributable to the Company	$(5)	$(18)	$13

The accompanying notes are integral part of the pro forma unaudited condensed consolidated financial statements.

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the twelve months ended December 31, 2008

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (d)	Proforma statement of operations
Net sales	$2,178	$263	$1,915
Cost of sales	(1,777)	(231)	(1,546)

Gross profit	401	32	369
Selling, general and administrative expenses	(325)	(50)	(275)
Loss on disposition of affiliate	—	—	—

Operating profit	76	(18)	94
Other income, net	(4)	—	(4)
Interest expense	(56)	—	(56)

Income (loss) before income tax provision and equity income	16	(18)	34
Income tax provision	19	2	17
Equity in income, net of tax	—	—	—

Net income (loss)	(3)	(20)	17
Less: Net income attributable to noncontrolling interest, net of tax	—	—	—

Net income (loss) attributable to the Company	$(3)	$(20)	$17

The accompanying notes are integral part of the pro forma unaudited condensed consolidated financial statements.

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the twelve months ended December 31, 2007

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (d)	Proforma statement of operations
Net sales	$2,138	$281	$1,857
Cost of sales	(1,759)	(248)	(1,511)

Gross profit	379	33	346
Selling, general and administrative expenses	(325)	(51)	(274)
Income from settlement	15	—	15

Operating profit	69	(18)	87
Other income, net	4	—	4
Interest expense	(59)	—	(59)

Income (loss) before income tax provision and equity income	14	(18)	32
Income tax provision	8	2	6
Equity in income, net of tax	—	—	—

Net income (loss)	6	(20)	26
Less: Net income attributable to noncontrolling interest, net of tax	—	—	—

Net income (loss) attributable to the Company	$6	$(20)	$26

The accompanying notes are integral part of the pro forma unaudited condensed consolidated financial statements.

Affinia Group Intermediate Holdings Inc.

Unaudited Pro Forma Condensed Consolidated Statements of Operations

For the twelve months ended December 31, 2006

(Dollars in Millions)

	As Reported	Quinton Hazell operations sold (d)	Proforma statement of operations
Net sales	$2,160	$268	$1,892
Cost of sales	(1,784)	(235)	(1,549)

Gross profit	376	33	343
Selling, general and administrative expenses	(332)	(33)	(299)
Loss on disposition of affiliate	—	—	—

Operating profit	44	—	44
Other income, net	7	(1)	8
Interest expense	(59)	—	(59)

Income (loss) before income tax provision and equity income	(8)	(1)	(7)
Income tax provision	(3)	2	(5)
Equity in income, net of tax	—	—	—

Net income (loss)	(5)	(3)	(2)
Less: Net income attributable to noncontrolling interest, net of tax	—	—	—

Net income (loss) attributable to the Company	$(5)	$(3)	$(2)

The accompanying notes are integral part of the pro forma unaudited condensed consolidated financial statements.

Notes to unaudited pro forma condensed consolidated financial statements:

1.	Basis of presentation

The unaudited pro forma condensed consolidated statements of operations for the fiscal years ended December 31, 2008, 2007, 2006, the nine months ended September 30, 2009 and the nine months ended September 30, 2008 give effect to the disposition as if it had occurred at the beginning of each respective period. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2009 is presented as if the disposition occurred on September 30, 2009.

The unaudited pro forma condensed consolidated financial information has been prepared based upon available information and management estimates; actual amounts may differ from these estimated amounts. The unaudited pro forma condensed consolidated financial information is not necessarily indicative of the financial position or results of operations that might have occurred had the disposition occurred as of the dates stated above. The pro forma adjustments are described in the notes below.

The unaudited pro forma condensed consolidated financial information should be read in conjunction with the Company’s Current Report on Form 8-K, in which this presentation is included, dated February 8, 2010, the audited financial statements and notes and related Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and the Company’s Quarterly Report on Form 10-Q for the nine months ended September 30, 2009.

2.	Pro forma adjustments

(a)	The company received approximately $9 million on February 2, 2010 for the purchase of Quinton Hazell. Additionally, Quinton Hazell had $12 million of cash on hand at the end of September 30, 2009. The Quinton Hazell cash was substantially swept to Affinia as part of the transaction.

(b)	The adjustments relate to post closing receivables.

(c)	Reflects the effect of the disposition as though it occurred as of September 30, 2009. The estimated pre-tax loss on sale assuming the disposition closed on September 30, 2009 is $76 million. This estimate is subject to change. The tax benefit from the loss on the disposition as if the transaction took place on September 30, 2009 is $24 million. The actual tax benefit at the actual close date may be different due to changes in estimates and activities after September 30, 2009.

(d)	Adjustments to eliminate revenues and expenses from the condensed consolidated statement of operations. The selling, general and administrative expenses include intercompany management fees and settlements.

3.	Other notes to unaudited pro forma financial statements

Use of proceeds

The Company is currently evaluating its options to maximize the return on the proceeds received from the disposition. Available options include increased investment portfolio, debt pay-down, future acquisitions and other operational use. No pro forma adjustments related to the potential investment income on the cash proceeds are reflected in the pro forma results.

Transaction costs

Various transaction costs were incurred of approximately $3 million in connection with the disposition and were not included as part of the pro forma adjustments.